UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2014

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, AMETEK, Inc., or the "Company," appointed Thomas C. Marecic, age 52, as President, Electronic Instruments. Mr. Marecic has served as Senior Vice President, Electronic Instruments since March 2013. Previously, he served as Vice President and General Manager, Process and Analytical Instruments since January 2006.

On November 5, 2014, AMETEK appointed Ronald J. Oscher, age 47, as President, Electronic Instruments. Mr. Oscher has served as Senior Vice President, Electronic Instruments since March 2013. Previously, he served as Vice President and General Manager, Materials Analysis since May 2010. Prior to joining AMETEK, Mr. Oscher was employed by Emerson Electric Company, where his most recent position was President – Analyzers & Solutions for Emerson Process Management from January 2008 to April 2010.

There is no arrangement or understanding between Mr. Marecic or Mr. Oscher and any other person pursuant to which either was selected President, Electronic Instruments, there is no family relationship between Mr. Marecic or Mr. Oscher and any Director or Officer of the Registrant, and neither Mr. Marecic or Mr. Oscher is party to any transaction in which the Registrant is a participant.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Copy of press release issued by AMETEK, Inc. on November 6, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

November 7, 2014	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release issued by AMETEK, Inc. on November 6, 2014.